Shutterfly, Inc. 8-K

Exhibit 99.2

Restricted Stock Unit Grants

December 30, 2015

Name of Recipient	Number of Shares	Vesting Schedule (Notes) [1],[2]
Michael Pope	7,500	1, 2
Satish Menon	7,500	1,2

1 The RSUs will vest 100% on December 30, 2016.

2 The RSUs are subject to acceleration pursuant to the Executive Retention Agreement. The RSU grants are also subject to acceleration pursuant to the existing terms of any agreements in effect for any of the participants, including, without limitation, offer letters.

1